Exhibit 10.12

This agreement, hereby dated April 25, 2021, concerning the parties,

Sensasure Technologies, Inc., “the Client”,

and

John Trainor “the Contractor,”

agree to the following terms, conditions, and details to which both parties are hereby obligated to follow;

SERVICES PROVIDED

The client hereby agrees to engage the contractor to provide “the Services” stated in the PAYMENT Section;

The services may additionally include any ad hoc tasks that the parties may agree upon prior to the signing of this agreement.

THE TERM GOVERNING THIS AGREEMENT

The term of which “the Services” are to commence and reach completion are as follows;

Start Date May 1, 2021

End Date Upon Project Completion stated in PAYMENT Section

PAYMENT

Both parties, i.e., the client and the contractor, should note that, for the purposes of this agreement, all monetary values are to be denoted in U.S dollars and payable in the form of class B preferred shares of the Client. “Compensation Shares”

The contractor hereby agrees to charge the client:

10,000 Compensation Shares upon completion of OTC listing of the Client. “Project Completion”

The client hereby agrees that such Compensation Shares will be issued upon Start Date.

CONVERSION AND FREE TRADING OF COMPENSATION SHARES

The Compensation Shares can be converted into common shares of the Client upon one month after the Client completes its OTC listing. (“Converted Common Shares”)

The Converted Common Shares can be freely trading without restrictions only upon:

Project Completion	:	For Converted Common Shares from 4,000 Compensation Shares
18 months after Projection Completion	:	For Converted Common Shares from 6,000 Compensation Shares

Any and all expenses concerning progress and/or completion of the services, if applicable, are borne by the Contractor unless the Client agrees to reimburse such expenses in written.

SIGNATURE of the “Client”

DATE: April 25, 2021

SIGNATURE of the “Contractor”

DATE: April 25, 2021